UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 27, 2018

ENTEST GROUP, INC.

(Exact Name of Company as Specified in Charter)

Nevada	333-154989	26-3431263
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

No. 911 Bao’an Book City
XInqiao Street Central Road, Bao’an District, Shenzhen, China
(Address of Principal Executive Offices, Zip Code)

+86 13709631109
(Company’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.01 Change in Control of Registrant.

On November 15, 2018, David Koos, Regen BioPharma Inc., Bostonia Partners Inc., Sherman Family Trust, Dunhill Ross Partners Inc., Bio-Technology Partners Business Trust (collectively, the “Sellers”) and Peiwen Yu (the “Buyer”) entered into a stock purchase agreement (the “SPA”), pursuant to which the Sellers agreed to sell and the Buyer agreed to purchase an aggregate of 23,733,334 shares of common stock, 667 shares of Series AA preferred stock, 534 shares of Series AAA preferred stock and 1,001,533 shares of Non-Voting Preferred Stock of Entest Group, Inc. (“Entest”) from the Seller for an aggregate purchase price of $325,000. The closing of the transactions contemplated by the SPA occurred on November 27, 2018. The purchase price was paid out of the Buyer’s personal funds.

As of the date referenced in this action, Entest had 49,170,472 shares of common stock, 728,009 shares of Series B Preferred Stock, 667 shares of Series AA Preferred Stock, 534 shares of Series AAA Preferred Stock and 1,001,533 shares of Non-Voting Convertible Preferred Stock outstanding. The securities purchased pursuant to the SPA represent 48.3% of the outstanding shares of common stock, 90% of the outstanding shares of common stock assuming the conversion of the Non-Voting Convertible Preferred Stock on the execution date of the SPA and 94% of the voting power of Entest.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain officers; Compensatory Arrangements of Certain Officers.

As contemplated by the SPA, David Koos resigned as Chairman, Chief Executive Officer, President, Acting Chief Financial Officer and Secretary of Entest and Peiwen Yu became as a director, Chief Executive Officer and President of Entest, effective November 28, 2018. Pursuant to the SPA, Mr. Koos will resign as a director of the Company upon compliance by Entest with information statement delivery requirements pursuant to Rule 14f-1 under the Securities Exchange Act of 1934, as amended.

Mr. Yu has been Chairman of Guangdong Bokai Electric Industrial Co., Ltd. since March 2005. He also serves as Chairman of a number of private companies in China such as Lianjiang Bokai Wood Industry Co., Ltd. and Zhanjiang Bokai Tourism Development Co., Ltd. Mr. Yu earned a Master’s Degree in Business Administration from SUN YA-SEN UNIVERSITY in 2003 and a Bachelor of Administration Degree from the same institution.

The foregoing changes to Entest’s management and board of directors were in connection with the transactions consummated pursuant to the SPA and were not due to any disagreement with Entest on any matter relating to its operations, policies or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Entest Group, Inc.

By:	/s/ Peiwen Yu
Name: Peiwen Yu

Title: President and Chief Executive Officer

Dated: December 3, 2018